Exhibit 99.1

South Plains Financial, Inc. Completes Acquisition of
West Texas State Bank, Odessa, Texas

LUBBOCK, Texas, November 12, 2019 (GLOBE NEWSWIRE) – South Plains Financial, Inc. (NASDAQ:SPFI) (“South Plains” or the “Company”), the parent company of City Bank, completed its acquisition of West Texas State Bank (“WTSB”) on November 12, 2019.  Under the terms of the definitive agreement, WTSB shareholders were paid an aggregate of $76.1 million in cash merger consideration.

As of September 30, 2019, South Plains reported, on a consolidated basis, total assets of $2.8 billion, total deposits of $2.3 billion and total loans of $2.0 billion and WTSB reported total assets of $430 million, total deposits of $375 million and total loans of $200 million.  Based on financial information as of September 30, 2019, the combined company will have approximately $3.2 billion in total assets, 26 branch offices and 13 mortgage production offices across Texas and New Mexico.

Curtis Griffith, Chairman and Chief Executive Officer of South Plains, commented, “We are extremely excited to welcome WTSB’s employees, loyal customers, and communities to the South Plains family.  WTSB has accomplished a great deal over the last 80 years, while providing a real commitment to the communities that they serve.  Together, we will carry the same values, outstanding service and similar cultures, while offering WTSB’s customers an exciting array of new banking, mortgage, wealth management and trust products.  Together, we intend to expand our position as a premier bank in West Texas as we work to build value for all of our shareholders.”

About South Plains Financial, Inc.

South Plains is the bank holding company for City Bank, a Texas state-chartered bank headquartered in Lubbock, Texas.  City Bank is one of the largest independent banks in West Texas and has additional banking operations in the Dallas and El Paso markets, as well as in the Greater Houston, the Permian Basin, and College Station Texas markets, and the Ruidoso and Eastern New Mexico markets.  South Plains provides a wide range of commercial and consumer financial services to small and medium-sized businesses and individuals in its market areas.  Its principal business activities include commercial and retail banking, along with insurance, investment, trust and mortgage services.  Please visit https://www.spfi.bank for more information.

Forward Looking Statements

This press release contains forward-looking statements.  These forward-looking statements reflect South Plains’ current views with respect to, among other things, the completion of its acquisition of WTSB and other future events.  Any statements about South Plains’ expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases.  South Plains cautions that the forward-looking statements in this press release are based largely on South Plains’ expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond South Plains’ control.  Additional information regarding these risks and uncertainties to which South Plains’ business and future financial performance are subject is contained in South Plains’ Prospectus filed with the U.S. Securities and Exchange Commission (“SEC”), dated May 8, 2019 (“Prospectus”), and other documents South Plains files with the SEC from time to time.  South Plains urges readers of this press release to review the Risk Factors section of that Prospectus and the Risk Factors section of other documents South Plains files with the SEC from time to time.  Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements due to additional risks and uncertainties of which South Plains is not currently aware or which it does not currently view as, but in the future may become, material to its business or operating results.  Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release.  Any forward-looking statements presented herein are made only as of the date of this press release, and South Plains does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact:	Mikella Newsom, Chief Risk Officer and Secretary
investors@city.bank
(866) 771-3347

Source: South Plains Financial, Inc.